Exhibit 99.2

To the Holders of Integrity Bancshares, Inc. Common Stock

To vote in the Integrity Bancshares, Inc. special meeting, please mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to James M. McElray, Executive Vice President and Chief Financial Officer, Integrity Bancshares, Inc., 4040 Washington Avenue, Houston, Texas 77007.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1. APPROVAL OF THE MERGER PROPOSAL. To approve the Agreement and Plan of Reorganization, dated as of November 28, 2017, by and between Independent Bank Group, Inc. and Integrity Bancshares, Inc., pursuant to which Integrity Bancshares, Inc. will merge with and into Independent Bank Group, Inc., all on and subject to the terms and conditions contained therein, and the merger described therein.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. APPROVAL OF THE ADJOURNMENT PROPOSAL. To approve the adjournment of the Integrity Bancshares, Inc. special meeting to a later date or dates, if the board of directors of Integrity Bancshares, Inc. determines such an adjournment is necessary to permit solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to constitute a quorum or to approve the reorganization agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

NOTE: There will be no other business conducted at the special meeting.

	Yes	No
Please indicate if you plan to attend the special meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners) [PLEASE SIGN WITHIN BOX]	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: If you have questions about the merger or the Integrity Bancshares, Inc. special meeting, need additional copies of the proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, you may contact James M. McElray, Integrity Bancshares, Inc.’s Executive Vice President and Chief Financial Officer, at the following address or by calling the following telephone number: Integrity Bancshares, Inc., 4040 Washington Avenue, Houston, Texas 77007, (713) 335-8700.

INTEGRITY BANCSHARES, INC.

Special Meeting of Shareholders

April 10, 2018; 4:00 p.m.

This proxy is solicited by the Board of Directors

The undersigned holder(s) of Integrity Bancshares, Inc. common stock hereby revokes all previous proxies, if any, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy statement/Prospectus, and hereby appoints             , George J. Kacal and Charles M. Neff, Jr., and each of them, as attorneys, agents and proxies of the undersigned, with full powers of substitution, to attend and act as proxies of the undersigned at the Special Meeting of Shareholders of Integrity Bancshares, Inc. to be held at 4040 Washington Avenue, Houston, Texas 77007, on Tuesday, April 10, 2018, at 4:00 p.m. Central Time, and any and all adjournments thereof, and to vote as specified herein the number of shares of common stock that the undersigned, if personally present, would be entitled to vote, with the same force and effect as the undersigned might or could do if personally present.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the board of directors of Integrity Bancshares, Inc.

THE BOARD OF DIRECTORS OF INTEGRITY BANCSHARES, INC. UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2: (1) THE APPROVAL OF THE REORGANIZATION AGREEMENT AND THE MERGER CONTEMPLATED THEREIN AND (2) THE APPROVAL TO ADJOURN THE SPECIAL MEETING TO A LATER DATE OR DATES, IF THE BOARD OF DIRECTORS OF INTEGRITY BANCSHARES, INC. DETERMINES SUCH AN ADJOURNMENT IS NECESSARY TO PERMIT SOLICITATION OF ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO CONSTITUTE A QUORUM OR TO APPROVE THE REORGANIZATION AGREEMENT.

Continued and to be signed on reverse side